From:      Metro Tel Corp.
           250 S. Milpitas Blvd.
           Milpitas, Ca. 95035

           V. Indelicato (813) 814-0722
                     Fax (813) 814-0822

                                                          FOR IMMEDIATE RELEASE:


Metro Tel Engages Investment Banking Firm
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To Evaluate Strategic Alternatives
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Milpitas,  Ca. August 4, 1997 - Metro Tel Corp. (Nasdaq;  MTRO), today announced that it has engaged the investment banking firm of Slusser Associates, Inc. as the Company's financial advisor to assist Metro Tel in evaluating strategic alternatives for enhancing shareholder value.

V.J.  Indelicato,  president of Metro Tel Corp. stated, "The Company has decided
to  explore  possible  strategic   alternatives  to  enhance  shareholder  value
including acquisitions, mergers or the sale of the Company."

Metro Tel Corp. is a manufacturer of telephone test equipment and peripheral telephone products.